EXHIBIT 10.1

                           COMPENSATION PLAN AGREEMENT

         AGREEMENT made this 3rd day of January, 2001 between TrimFast Group, INC. (hereinafter referred to as the "Company") and Michael Muzio(hereinafter referred to as the "Employee").

RECITALS

         WHEREAS, the Company is currently engaged in the nutraceutical business; and
         WHEREAS, the Employee currently serves as the Company's president and chief executive officer; and
         WHEREAS, the Company wish to be assured of the continued association and services of the Employee in order to facilitate planning and execution of the Company's business in the most orderly and efficient manner and is therefore willing to engage Employee's services upon the terms herein contained;

         NOW, THEREFORE, in consideration of the foregoing recitals and of the promises and conditions herein contained, it is agreed as follows:

         1.  TERM OF EMPLOYMENT

         The Company hereby employs the Employee and Employee hereby accepts employment with the Company as its president and chief executive officer for a period commencing on the date of execution of this Agreement and continuing for a period of one year. It may be renewed for additional one year terms on the agreement of the parties.

         2.  DUTIES OF EMPLOYEE

         The Employee shall do and perform all services, acts, or things necessary or advisable to serve as the Company's president and chief executive officer including but not limited to strategic planning, budgeting accounting matters. The employee however shall at all times be subject to the direction of the Board of Directors.

         The Employee agrees that to the best of Employee's ability and experience, Employee will at all times loyally and conscientiously perform all of the duties and obligations required of Employee either expressly or implicitly by the terms of this Agreement, and devote as much time and efforts to the Company's business as needed but in no event less than 35 hours per week.


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         3.   CONFIDENTIALITY

         Without the prior written consent of the Board of Director during the term of this Agreement, the Employee may have access to trade secrets, know how, formulae, customer and price lists all of which are valuable, special, proprietary and unique assets of the Company. The Employee agrees that all knowledge and information which Employee shall acquire during the term of this Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the Company, its successors and assigns, and Employee agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge of any technical or confidential information acquired during their term of this Agreement.

         At the termination of this Agreement, or at any other time the Company may request the other party to deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications, formulae or other documents relating to, directly or indirectly, to any confidential information made or compiled by, or delivered or made available to the Employee or otherwise obtained by the Employee. However, the foregoing provision shall not prohibit the Employee from engaging in any work at any time following the termination of this Agreement which does not conflict with the terms of this Agreement.

         4.  COMPENSATION OF EMPLOYEE

         (a) As compensation for services hereunder, the Employee shall receive the following compensation:

                i.    An annual salary of $150,000
                ii. 250,000 shares of the Company's common stock one half of which is to be registered on Form S-8.

         (b) Employee shall also be entitled to participate in such employee benefit programs as offered by the Company to other Employees.

         (c) The Employee shall also be reimbursed for out-of-pocket expenses incurred by the Employee in the performance of his job responsibilities.


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         4. TERMINATION. The initial term of this Agreement shall commence as of the date of this Agreement, and shall continue for a period of one year unless terminated sooner as hereinafter provided. The Company shall have the right to terminate this Agreement for good cause on five (5)days prior written notice to Employee. If such termination is for good cause, a notice of termination specifying the nature of the good cause shall be given Employee.

         5. DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following meanings:

         (a) DISABILITY shall mean Employee's inability caused by mental or physical illness to satisfactory perform his obligations and duties hereunder for a consecutive period in excess of 60 days during the term of this Agreement or for a period of 120 days out of a total of 180 work days

         (b) GOOD CAUSE Shall mean the occurrence of either of the following:

                  i. The Employee's conviction of, or pleas of guilty or no lo contendre to, a felony conviction or a crime of falsehood or involving moral turpitude; or

                  ii. The failure of the Employee to substantially perform duties for the Employer, other than a failure resulting from the Employee's incapacity as a result of disability.

          If the Employee's employment is terminated for cause, all rights of the Employee under this Agreement shall cease as of the effective date of this termination, except that the Employee (i) Shall be entitled to receive the payments and benefits to which the Employee is then entitled under the employee benefit plans of the Employer or any affiliate thereof as of the date of termination.

         6. NOTICE. All notices or other communications which are required or which may be given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally (and receipted for) or by registered or certified mail, postage prepaid, return receipt requested. Any such notice shall be deemed effective when personally delivered or five (5) days following its deposit in the United States mail as specified.


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         7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any prior agreements or understandings respecting such subject matter. Employee shall not assign any right hereunder, nor delegate any obligation, and any purported assignment or delegation by Employee shall be void. Any modification of this Agreement must be in writing and executed by both parties to this Agreement.

         8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida with venue for any matter in those courts where jurisdiction is vested for the Employer's principal place of business. In the event of any dispute arising under this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorneys' fees.

         10. SEVERABILITY. If any provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision hereof.

         11. RECITATIONS. The recitations set forth at the beginning of this contract are true and correct and the parties executing this document are fully authorized to do so.


         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above.

TRIMFAST GROUP, INC.                                   EMPLOYEE

Michael Muzio                                        Michael Muzio
-------------------------------                      -----------------
BY: /s/Michael Muzio, president                      /s/Michael Muzio